Exhibit 10.3

SETTLEMENT AGREEMENT

This Settlement Agreement (the “Settlement Agreement”, dated as of November 15, 2021 (the “Settlement Date”), among on the one hand Brazil Minerals, Inc. (“Borrower”) and on the other hand GW Holdings Group, LLC, (“Holder” and together with Borrower, the “Parties”, and each, a “Party”).

BACKGROUND

WHEREAS, the Parties have entered into a Promissory Note dated as of June 18, 2021, as amended, restated, and supplemented or otherwise modified from time to time in accordance with its provisions (the “Promissory Note”) convertible into shares of Common Stock of the Boorower (“Common Stock”) a copy of which is attached hereto as Exhibit A; and

WHEREAS, the Parties desire to enter into this Settlement Agreement such that the rights, responsibilities, and obligations of the Parties will be as set forth, with all prior agreements and understandings between the Parties being completely replaced and superseded; and

WHEREAS, the Parties desire to settle in its entirety the Promissory Note on the terms and subject to the conditions set forth herein, such that no other consideration will be paid under the Promissory Note excepting only the consideration and payments to be made under this Settlement Agreement; and

WHEREAS, the Parties desire to settle the outstanding Warrant; and

AGREEMENT

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Definitions; Recitals. Capitalized terms used and not defined in this Settlement Agreement have the respective meanings assigned to them in the Promissory Note or the Warrant as the case may be. The Recitals in the Background section above are incorporated herein as substantive provisions to this Settlement Agreement.

2. Settlement of the Promissory Note. Subject to the terms and conditions of this Settlement Agreement, the Promissory Note is hereby exchanged into 19,034,442 shares of Common Stock (the “Settlement Shares”) and a new warrant for 5,000,000 shares of Common Stock (the “Warrant”) attached hereto as Exhibit B. From and after the Settlement Date, the Promissory Note will be of no further force or effect, and the rights and obligations of each of the Parties thereunder shall terminate and any other rights and obligations of the Parties that come into being or effect upon the termination of the Promissory Note will also be of no further force or effect. The issuance is being made with the understanding that the Settlement Shares will tack back to the date of funding of the Promissory Note pursuant to Section 3(a)(9).

3. Delivery of Settlement Shares. The Borrower shall cause that the Settlement Shares shall be deposited in the Holder’s designated account within three (3) Business Days of the Effective Date hereof. Failure to deliver the Settlement Shares in a timely manner shall render the settlement of the Promissory Note null and void.

4. Section 3(a)(9). It is the belief and the intent of the Parties that the issuance of the Settlement Shares and Warrant in exchange for the Promissory Note classifies as an exchange of one security of the Borrower into other securities of the Borrower and otherwise satisfies the requirements of Section 3(a)(9) of the Securities Act such that the Settlement Shares and Warrant shall tack to the holding period of the Promissory Note.

5. Mutual Release. In consideration of the covenants, agreements and undertakings of the Parties under this Settlement Agreement, each Party, on behalf of itself and its respective present and former parents, subsidiaries, affiliates, officers, directors, shareholders, members, successors and assigns (collectively, “Releasors”) hereby releases, waives and forever discharges the other Party and its respective present and former, direct and indirect, parents, subsidiaries, affiliates, employees, officers, directors, shareholders, members, agents, representatives, permitted successors and permitted assigns (collectively, “Releasees”) of and from any and all actions, causes of action, suits, losses, liabilities, rights, debts, dues, sums of money, accounts, reckonings, obligations, costs, expenses, liens, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands, of every kind and nature whatsoever, whether now known or unknown, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, in law, admiralty or equity (collectively, “Claims”), which any of such Releasors ever had, now have, or hereafter can, shall, or may have against any of such Releasees for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of time through the date of this Settlement Agreement arising out of or relating to the Promissory Note, except for any Claims relating to rights and obligations preserved by, created by or otherwise arising out of this Settlement Agreement. For clarification, nothing in this mutual release waives or relinquishes any of the Parties rights and Claims that arise under this Settlement Agreement.

6. Representations and Warranties. Each Party hereby represents and warrants to the other Party that:

(a) It has the full right, power, and authority to enter into this Settlement Agreement and to perform its obligations hereunder.

(b) The execution of this Settlement Agreement by the individual whose signature is set forth at the end of this Settlement Agreement on behalf of such Party, and the delivery of this Settlement Agreement by such Party, have been duly authorized by all necessary corporate action on the part of such Party.

(c) This Settlement Agreement has been executed and delivered by such Party and (assuming due authorization, execution, and delivery by the other Party hereto) constitutes the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.

(d) It (i) knows of no Claims against the other Party relating to or arising out of the Promissory Note that are not covered by the release contained in Section 4 and (ii) has neither assigned nor transferred any of the Claims released herein to any person or entity and no person or entity has subrogated to or has any interest or rights in any Claims.

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EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS SECTION 5 OF THIS SETTLEMENT AGREEMENT, (A) NEITHER PARTY HERETO NOR ANY PERSON ON SUCH PARTY’S BEHALF HAS MADE OR MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WHATSOEVER, EITHER ORAL OR WRITTEN, WHETHER ARISING BY LAW, COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE OF TRADE OR OTHERWISE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED, AND (B) EACH PARTY HERETO ACKNOWLEDGES THAT, IN ENTERING INTO THIS SETTLEMENT AGREEMENT, IT HAS NOT RELIED UPON ANY REPRESENTATION OR WARRANTY MADE BY THE OTHER PARTY, OR ANY OTHER PERSON ON SUCH OTHER PARTY’S BEHALF, EXCEPT AS SPECIFICALLY PROVIDED IN THIS SECTION 5.

7. Miscellaneous.

(a) Notices. All notices, requests, consents, claims, demands, waivers, summons and other legal process, and other similar types of communications hereunder (each, a “Notice”) must be in writing and addressed to the relevant Party at the address set forth on the first page of this Settlement Agreement (or to such other address that may be designated by the receiving Party from time to time in accordance with this Section 6(a)). Notices may be delivered by email or sent via personal delivery, nationally recognized overnight courier (with all fees pre-paid), or certified or registered mail (in each case, return receipt requested, postage prepaid). A Notice is effective only (i) upon receipt by the receiving Party and (ii) if the Party giving the Notice has complied with the requirements of this Section.

(b) Governing Law. This Settlement Agreement and all related documents including all exhibits attached hereto, and all matters arising out of or relating to this Agreement, whether sounding in contract, tort, or statute are governed by, and construed in accordance with, the laws of the State of Delaware, United States of America, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Delaware.

(c) Amendment. This Settlement Agreement and each of the terms and provisions hereof may only be amended, modified, waived or supplemented by an agreement in writing signed by each Party.

(d) Assignment. Neither Party may assign, transfer or delegate any or all of its rights or obligations under this Settlement Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. This Settlement Agreement will inure to the benefit of and be binding upon each of the Parties and each of their respective permitted successors and permitted assigns.

(e) Counterparts. This Settlement Agreement may be executed in counterparts, each of which is deemed an original, but all of which constitutes one and the same agreement. Delivery of an executed counterpart of this Settlement Agreement electronically shall be effective as delivery of an original executed counterpart of this Settlement Agreement.

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(f) Interpretation. For purposes of this Settlement Agreement, (i) the words “include,” “includes” and “including” are deemed to be followed by the words “without limitation”; (ii) the word “or” is not exclusive; (iii) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Settlement Agreement as a whole; (iv) words denoting the singular have a comparable meaning when used in the plural, and vice-versa; and (v) words denoting any gender include all genders. The Parties drafted this Settlement Agreement without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

(g) Headings. The headings in this Settlement Agreement are for reference only and do not affect the interpretation of this Settlement Agreement.

(h) Severability. If any term or provision of this Settlement Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Settlement Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

(i) Further Assurances. Each of the Parties shall, and shall cause its respective affiliates to, from time to time at the request, furnish the other Party such further information or assurances, execute and deliver such additional documents, instruments and conveyances, and take such other actions and do such other things, as may be reasonably necessary to carry out the provisions of this Settlement Agreement and give effect to the transactions contemplated hereby.

(j) Entire Agreement. This Settlement Agreement and exhibits hereto constitutes the sole and entire agreement between the Parties with respect to the subject matter contained herein and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

(k) Costs and Expenses. Each Party shall pay its own costs and expenses in connection with the drafting, negotiation, and execution of this Settlement Agreement (including the fees and expenses of its advisors, accounts and legal counsel).

(l) Third Party Beneficiaries. Except for Releases set forth in Section 4, this Settlement Agreement benefits solely the Parties hereto and their respective permitted successors and permitted assigns, and nothing in this Settlement Agreement, express or implied, confers on any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Settlement Agreement.

[INTENTIONALLY BLANK—SIGNATURES FOLLOW]

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IN WITNESS WHEREOF, the Parties have executed this Settlement Agreement as of the date first written above.

BORROWER

Brazil Minerals, Inc.

By:	/s/ Marc Fogassa
Marc Fogassa, CEO

HOLDER

GW HOLDINGS GROUP, LLC

By:	/s/ Noah Weinstein
Noah Weinstein, President

Exhibit A

PROMISSORY NOTE

Exhibit B

WARRANT